Exhibit 99.1

FOR IMMEDIATE RELEASE:

InterCloud Systems to Acquire AW Solutions

April 9, 2013 – Boca Raton, Florida – InterCloud Systems, Inc. (ICLD), an end-to-end solution provider of cloud and managed services, professional services, infrastructure and applications to the telecommunications industry, major corporations and governmental entities, announced that it has signed a definitive agreement to acquire  AW Solutions, Inc. (AWS) of Longwood, Florida for an aggregate purchase price of $5,215,607.50, subject to certain adjustments, consisting of cash, promissory notes and InterCloud common stock, which such aggregate amount represents two and one-half times AWS’s reported EBITDA for the period from March 1, 2012 to February 28, 2013.

AWS provides professional services to the telecommunications industry, including network systems design, architectural and engineering services, program management, and other technical services.

InterCloud’s Chief Executive Officer, Mark Munro, stated, "We are excited to welcome the world-class management team and employees of AWS to InterCloud.  This acquisition will broaden our suite of services and add valuable new clients to both organizations.  Our customers are looking for InterCloud to provide additional services for them and AWS will make that possible.  As with all of our acquired companies, we expect to realize synergies from integrating their back office operations and cross-selling opportunities from combining our capabilities.”

About InterCloud Systems, Inc.

InterCloud Systems, Inc. is a global single-source provider of value-added services for both corporate enterprises and service providers. InterCloud offers cloud and managed services, professional consulting services and voice, data and optical solutions to assist its customers in meeting their changing technology demands. Its engineering, design, installation and maintenance services support the build-out and operation of some of the most advanced enterprise, fiber optic, Ethernet and wireless networks. Additional information regarding InterCloud may be found on InterCloud's website at www.intercloudsys.com.

About AW Solutions, Inc.

AW Solutions, Inc. (www.awsolutionsinc.com) is an outsourced infrastructure service provider to the telecommunications industry.  AWS provides comprehensive, single-source solutions to design, construct, implement, operate and maintain wireless, wireline, fiber optic and DAS multi-site networks.  AWS offers turn-key program management, site acquisition and property management, architectural engineering, construction management, civil construction and line/antenna installation and network engineering.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the "PSLRA") provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

Statements contained herein that are not based on historical fact, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "could" and other similar expressions, constitute forward-looking statements under the PSLRA.  ICLD intends that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements are based on current assumptions but involve known and unknown risks and uncertainties that may cause ICLD’s actual results, performance, or achievements to differ materially from current expectations. These risks include economic, competitive, governmental, technological and other factors discussed in the Company’s annual, quarterly and other periodic public filings on record with the Securities and Exchange Commission, which can be viewed free of charge on its website at http://www.sec.gov.

Contact Information:

Lawrence Sands
Senior Vice President and Corporate Secretary
InterCloud Systems, Inc.
561-988-1988